UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2012
MOKITA VENTURES, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7695 SW 104th St., Suite 210, Miami, FL		33156
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(305) 663-7140
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 8, 2012, Irma N. Colón-Alonso resigned as president, treasurer, chief executive officer and chief financial officer of our company.  Ms. Colón-Alonso will remain as our secretary as a member to our board of director.  Ms. Colón-Alonso’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Ms. Colón-Alonso’s resignation, we appointed Douglas E. Forest as president, treasurer, chief executive officer and chief financial officer, effective March 8, 2012.  We also increased the number of directors on our board of directors to two (2) and appointed Mr. Forest to fill the ensuing vacancy.

Douglas E. Forest

Mr. Forest has numerous years of experience and knowledge of drilling, maintenance of rigs and wells, repairing water and sewer lines, pipe fitting, plant maintenance and has performed all associated civil and mechanical work.

From 2000 to 2003, he was the owner and general manager of Evergreen Construction Management in Rawlins, Wyoming.  As the owner and general manager, he performed all civil and mechanical work.  Some of the projects he was involved with included remodeling fuel facilities at Rawlins Station, installing gathering systems, building roads and drilling wells.

From 2004 to 2005, he was the general manager of Circle 4 Drilling, LLC in Rawlins, Wyoming.  As the general manager, his primary duties and responsibilities included overseeing the day to day operations of the company.

Since 2008, he has been the general manager of Circle Fork, LLC, in Arlington, Texas.  As the general manager, his primary duties and responsibilities include overseeing the day to day operations of the company.

Since 2009 has been the general manager of MagCart, Inc. and of MonCrest Energy, Inc. in Fort Worth, Texas.  As the general manager for both companies, his primary duties and responsibilities include overseeing the day to day operations of the company.

We appointed Douglas E. Forest as an officer and director of our company due to his numerous years of experience and performance as a general manager in the construction and oil and gas industries.

Our board of directors now consists of Douglas E. Forest and Irma N. Colón-Alonso.  There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA VENTURES, INC.
/s/ Douglas E. Forest
Douglas E. Forest
President and Director

Date:	March 9, 2012